UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 17, 2016

MMA Capital Management, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-11981	52-1449733
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3600 O’Donnell St, Suite 600, Baltimore, Maryland		21224
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(443) 263-2900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders

On May 17, 2016, the Company held its annual meeting of shareholders. At that meeting, the shareholders of the Company elected Michael L. Falcone, Francis X. Gallagher, Jr. and Frederick W. Puddester to the Board of Directors for a three-year term, approved the compensation of the named executive officers of the Company and ratified the appointment of KPMG, LLP as independent registered public accountant for the calendar year ending 2016.  As to these matters, the numbers of votes cast for or against, as well as the number of abstentions and broker non-votes, are as set forth below:

1.	Election of directors nominated by MMA Capital Management, LLC to serve for a term to expire in 2019 and until their successors are duly elected and qualified:

Nominee	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Michael L. Falcone	1,957,213	106,559	20,536	3,304,338
Francis X. Gallagher, Jr.	1,609,020	450,004	25,284	3,304,338
Frederick W. Puddester	1,609,825	449,309	25,174	3,304,338

2.	The non-binding Advisory Vote on Executive Compensation:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
1,511,267	405,231	167,810	3,304,338

3.	Ratification of KPMG, LLP as independent registered public accounting firm for 2016:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
4,942,537	417,260	28,849	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMA Capital Management, LLC

May 23, 2016	By:	/s/ Michael L. Falcone
Name: Michael L. Falcone
Title: Chief Executive Officer and President